UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 12, 2026

Cencora, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 1-16671

Delaware	23-3079390
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

1 West First Avenue Conshohocken, PA	19428-1800
(Address of principal executive offices)	(Zip Code)

(610) 727-7000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock	COR	New York Stock Exchange (NYSE)
2.875% Senior Notes due 2028	COR28	New York Stock Exchange (NYSE)
3.625% Senior Notes due 2032	COR32	New York Stock Exchange (NYSE)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Amendment to Revolving Credit Facility

On January 12, 2026, Cencora, Inc. (the “Company”) entered into an Incremental Facility and Amendment Agreement (the “Amendment”) to that certain Amended and Restated Credit Agreement (as amended by the Amendment, the “Revolving Credit Agreement”), dated as of June 4, 2025, among the Company, the borrowing subsidiaries party thereto, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent.

The Amendment increased the aggregate amount of the commitments under the Revolving Credit Agreement by $1.0 billion to $5.5 billion.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Multi-Year Term Loan Facility

On January 12, 2026, the Company entered into a Term Credit Agreement (the “Term Credit Agreement”), among the Company, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent, in connection with the previously announced proposed acquisition (the “Acquisition”) of the majority of the outstanding equity interests that the Company does not currently own in OneOncology. The Term Credit Agreement provides for a senior unsecured term loan facility of $1.5 billion consisting of two tranches: (a) $500 million (“Tranche One Loans”) and (b) $1.0 billion (“Tranche Two Loans” and together with Tranche One Loans, the “Term Loans”). Tranche One Loans mature two years from the date on which they are drawn. Tranche Two Loans mature three years from the date on which they are drawn. The Company will use the proceeds of the Term Loans to pay a portion of the consideration in respect of the Acquisition, to repay existing debt of OneOncology and to pay fees and expenses incurred in connection therewith. The funding of the Term Loans is subject to customary conditions, including the consummation of the Acquisition.

The Term Loans will bear interest at a rate equal to either a Term SOFR rate or a Daily Simple SOFR rate (each as defined in the Term Credit Agreement), plus an applicable margin, or an alternate base rate, plus an applicable margin, in each case based on the Company’s public debt ratings by S&P Global Ratings, Moody’s Investors Service, Inc. and Fitch, Inc. Such applicable margins range from 75 basis points to 125 basis points over both the Term SOFR rate and the Daily Simple SOFR rate and 0 basis points to 25 basis points over the alternate base rate, as determined in accordance with the provisions of the Term Credit Agreement. The Company has also agreed to pay a ticking fee that will, commencing on April 1, 2026, accrue at specified rates based on the Company’s public debt ratings, ranging from 5.5 basis points to 15 basis points on the daily amount of unused commitments under the Term Credit Agreement. The Company has the right to prepay the Term Loans at any time, in whole or in part and without premium or penalty (other than, if applicable, any breakage costs). The Company may also choose to reduce its commitments under the Term Credit Agreement at any time.

The covenants contained in the Term Credit Agreement are substantially similar to the covenants contained in the Revolving Credit Agreement. The Term Credit Agreement includes limitations on indebtedness of subsidiaries, liens, fundamental changes and asset sales and a covenant requiring compliance with a financial leverage ratio not to exceed 4.00 to 1.00 as of the last day of any fiscal quarter (which may be increased to 4.50 to 1.00 at the Company’s election as of the last day of any fiscal quarter during which the Company closes a material acquisition). The Term Credit Agreement also contains customary events of default (which are in some cases subject to certain exceptions, thresholds and grace periods) including, but not limited to, nonpayment of principal and interest, failure to perform or observe covenants, breaches of representations and warranties and certain bankruptcy-related events.

The foregoing description of the Term Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the Term Credit Agreement, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated by reference herein.

364-Day Term Credit Facility

On January 12, 2026, the Company entered into a Credit Agreement (the “364-Day Term Credit Agreement”), among the Company, the lenders party thereto and Citibank, N.A., as administrative agent, in connection with the Acquisition.

The 364-Day Term Credit Agreement provides for a senior unsecured term loan facility of $3.0 billion (the “364-Day Term Loan”). The 364-Day Term Loan matures 364 days from the date on which it is drawn. The Company will use the proceeds of the 364-Day Term Loan to pay a portion of the consideration in respect of the Acquisition, to repay existing debt of OneOncology and to pay fees and expenses incurred in connection therewith. The funding of the 364-Day Term Loan is subject to customary conditions, including the consummation of the Acquisition.

The 364-Day Term Loan will bear interest at a rate equal to either a Term SOFR rate or a Daily Simple SOFR rate, plus an applicable margin, or an alternate base rate, plus an applicable margin, in each case based on the Company’s public debt ratings by S&P Global Ratings, Moody’s Investors Service, Inc. and Fitch, Inc. Such applicable margins range from 87.5 basis points to 112.5 basis points over both the Term SOFR rate and the Daily Simple SOFR rate and 0 basis points to 12.5 basis points over the alternate base rate, as determined in accordance with the provisions of the 364-Day Term Credit Agreement. The Company has also agreed to pay a ticking fee that will, commencing on April 1, 2026, accrue at specified rates based on the Company’s public debt ratings, ranging from 6 basis points to 10 basis points on the daily amount of unused commitments under the 364-Day Term Credit Agreement. The Company has the right to prepay the 364-Day Term Loan at any time, in whole or in part and without premium or penalty (other than, if applicable, any breakage costs). The Company may also choose to reduce its commitments under the 364-Day Term Credit Agreement at any time.

The covenants contained in the 364-Day Term Credit Agreement are substantially similar to the covenants contained in the Revolving Credit Agreement. The 364-Day Term Credit Agreement includes limitations on indebtedness of subsidiaries, liens, fundamental changes and asset sales and a covenant requiring compliance with a financial leverage ratio not to exceed 4.00 to 1.00 as of the last day of any fiscal quarter (which may be increased to 4.50 to 1.00 at the Company’s election as of the last day of any fiscal quarter during which the Company closes a material acquisition). The 364-Day Term Credit Agreement contains certain representations, warranties and events of default (which are, in some cases, subject to certain exceptions, thresholds and grace periods) including, but not limited to, non-payment of principal and interest, failure to perform or observe covenants, breaches of representations and warranties and certain bankruptcy-related events.

The foregoing description of the 364-Day Term Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the 364-Day Term Credit Agreement, which is filed as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated by reference herein.

Termination of Bridge Financing Commitment

As previously disclosed, in connection with the Acquisition, the Company obtained $4.5 billion in bridge financing commitments to fund the Acquisition. As a result of entering into the Term Credit Agreement and the 364-Day Term Credit Agreement, such bridge financing commitments have been automatically reduced by $4.5 billion, which is the amount of the commitments under the Term Credit Agreement and the 364-Day Term Credit Agreement, to zero.

Other Relationships

Certain of the lenders under the Revolving Credit Facility, the Term Credit Agreement and the 364-Day Term Credit Agreement, and their affiliates, have various relationships with the Company and are providing in connection with the Acquisition, have in the past provided, and may in the future provide, investment banking, commercial banking, derivative transactions and financial advisory services to the Company and its affiliates in the ordinary course of business for which they will receive, have received and may continue to receive fees and commissions. In particular, in connection with the Acquisition, Citigroup Global Markets Inc., an affiliate of Citibank, N.A., is serving as lead financial advisor to the Company and J.P. Morgan Securities LLC, an affiliate of JPMorgan Chase Bank, N.A., is serving as financial advisor to the Company. In addition, BofA Securities, Inc., an affiliate of Bank of America, N.A., Citigroup Global Markets Inc., an affiliate of Citibank, N.A., J.P. Morgan Securities LLC, an affiliate of JPMorgan Chase Bank, N.A., Wells Fargo Securities, LLC, an affiliate of Wells Fargo Bank, N.A., BNP Paribas Securities Corp., an affiliate of BNP Paribas, and Société Générale Corporate & Investment Banking, an affiliate of Société Générale have served as joint book-running managers, and certain affiliates of the other lenders have served as underwriters, in connection with past senior note offerings by the Company, and such affiliates may serve similar roles in future securities offerings by the Company. In addition, certain of the lenders serve various roles in connection with a $1.5 billion receivables securitization facility to which the Company’s subsidiaries, AmerisourceBergen Drug Corporation, ASD Specialty Healthcare, LLC, and Amerisource Receivables Financial Corporation (“ARFC”), are a party and pursuant to which accounts receivables are sold on a revolving basis to ARFC, a special purpose entity. MUFG Bank, Ltd. serves as administrator and a purchaser under the program. Certain of the other lenders or their affiliates also serve as lenders or purchasers under this securitization facility.

Item 2.03. Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is hereby incorporated by reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1	Incremental Facility and Amendment Agreement, dated as of January 12, 2026, among Cencora, Inc., the borrowing subsidiaries party thereto, the lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent.
10.2	Term Credit Agreement, dated as of January 12, 2026, among Cencora, Inc., the lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent.
10.3	364-Day Term Credit Agreement, dated as of January 12, 2026, among Cencora, Inc., the lenders party thereto and Citibank, N.A., as Administrative Agent.
104	Cover Page Interactive Data File (formatted as inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cencora, Inc.

January 16, 2026	By:	/s/ James F. Cleary
	Name:	James F. Cleary
	Title:	Executive Vice President and Chief Financial Officer